EXHIBIT INDEX


EXHIBIT                    DESCRIPTION OF DOCUMENT
NUMBER

EX-99.B1 Amendment to Agreement and Declaration of Trust of Benham Manager Funds, dated May 31, 1995.

EX-99.B2b           Amendment to Bylaws of Benham Manager Funds, dated May 17,
                    1995.

EX-99.B5b           Investment Advisory Agreement between Benham
                    Manager Funds: Benham Capital Manager Fund and Benham
                    Management Corporation, dated June 1, 1995.

EX-99.B6 Distribution Agreement between Benham Manager Funds and Benham Distributors, Inc., dated June 1, 1995.

EX-99.B9 Administrative Services and Transfer Agency Agreement between Benham Manager Funds and Benham Financial Services, Inc., dated June 1, 1995.

EX-99.B11a          Consent of KPMG Peat Marwick LLP, independent auditors.

EX-99.B11b          Written representation pursuant to Rule 485(e) under the
                    Securities Act of 1933.

EX-99.B16           Schedule for computation of each performance quotation.

EX-99.B17           Power of Attorney dated December 15, 1995.

EX-27.1             Financial Data Schedule for Benham Capital Manager Fund